UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 21, 2015 (September 15, 2015)

FlexShopper, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2700 North Military Trail, Ste. 200 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 419-2923

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or By-laws; Change in fiscal year.

Reference is made to Item 5.07.

Item 5.07 Submission of Matters to a vote of security holders.

On September 15, 2015, the Corporation’s stockholders, who own 27,501,935 shares of outstanding voting stock of FlexShopper, Inc., equivalent to 50.9% of the outstanding voting stock, approved the following resolutions by written consent in lieu of a meeting in accordance with Section 228(a) of the Delaware General Corporation Law:

RESOLVED, that the stockholders hereby ratify, adopt and approve an amendment to the FlexShopper, Inc,’s (the “Company”) Certificate of Incorporation (in the form set forth as Exhibit A to the Information Statement provided to stockholders) and the filing of said amendment with the Secretary of State of the State of Delaware to increase the authorized number of shares of common stock from 65,000,000 shares, $.0001 par value, to 100,000,000 shares, $.0001 par value; and it was further

RESOLVED, that the stockholders hereby ratify, adopt and approve the Company’s 2015 Omnibus Equity Compensation Plan covering 4,000,000 shares (in the form set forth as Exhibit B in the Information Statement provided to stockholders).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation*

99.1	2015 Omnibus Equity Compensation Plan*

 *Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexShopper, Inc.

September 21, 2015	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Executive Officer

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